                                                                    Exhibit 21.1

               Subsidiaries of Mediacom Communications Corporation
               ---------------------------------------------------

                                       State of Incorporation            Names under which
         Subsidiary                       or Organization            subsidiary does business
         ----------                       ---------------            ------------------------
Mediacom LLC                                 New York           Mediacom LLC
Mediacom Arizona LLC                         Delaware           Mediacom Arizona Cable Network LLC
Mediacom California LLC                      Delaware           Mediacom California LLC
Mediacom Capital Corporation                 New York           Mediacom Capital Corporation
Mediacom Delaware LLC                        Delaware           Mediacom Delaware LLC
                                                                Maryland Mediacom Delaware LLC
Mediacom Illinois LLC                        Delaware           Mediacom Illinois LLC
Mediacom Indiana LLC                         Delaware           Mediacom Indiana LLC
Mediacom Indiana Partnerco LLC               Delaware           Mediacom Indiana Partnerco LLC
Mediacom Indiana Holdings, L.P.              Delaware           Mediacom Indiana Holdings, L.P.
Mediacom Iowa LLC                            Delaware           Mediacom Iowa LLC
Mediacom Minnesota LLC                       Delaware           Mediacom Minnesota LLC
Mediacom Southeast LLC                       Delaware           Mediacom Southeast LLC
Mediacom Wisconsin LLC                       Delaware           Mediacom Wisconsin LLC
Zylstra Communications Corporation           Minnesota          Zylstra Communications Corporation
Illini Cable Holding, Inc.                   Illinois           Illini Cable Holding, Inc.
Illini Cablevision of Illinois, Inc.         Illinois           Illini Cablevision of Illinois, Inc.
Mediacom Broadband LLC                       Delaware           Mediacom Broadband LLC
Mediacom Broadband Corporation               Delaware           Mediacom Broadband Corporation
MCC Georgia LLC                              Delaware           MCC Georgia LLC
MCC Illinois LLC                             Delaware           MCC Illinois LLC
MCC Iowa LLC                                 Delaware           MCC Iowa LLC
MCC Missouri LLC                             Delaware           MCC Missouri LLC